Exhibit 10.15

CHANGE IN TERMS AGREEMENT

Dated: May 18, 2006

Borrower: U.S. Auto Parts Network, Inc. 17150 S. Margay Avenue Carson, California 90746	Lender: East West Bank 135 North Los Robles Avenue, 2nd Floor Pasadena, California 91101

Loan Number: 2001669	Maturity Date: July 31, 2007

DESCRIPTION OF EXISTING INDEBTEDNESS. The Promissory Note dated January 6, 2003 and subsequent Change in Terms Agreements.

DESCRIPTION OF CHANGE IN TERMS. The Principal Amount of the Note is hereby increased to Seven Million and 00/100 Dollars ($7,000,000.00)

CONTINUING VALIDITY. Except as expressly changed by this Agreement or that certain Amendment to Business Loan Agreement of even date herewith, the terms of the original obligation or obligations, including all agreements evidenced or securing the obligation(s), remain unchanged and in full force and effect. Consent by Lender to this Agreement does not waive Lender’s right to strict performance of the obligation(s) as changed, nor obligate Lender to make any future change in terms. Nothing in this Agreement will constitute a satisfaction of the obligation(s). It is the intention of Lender to retain as liable parties all makers and endorsers of the original obligation(s), including accommodation parties, unless a party is expressly released by Lender in writing. Any maker or endorser, including accommodation makers, will not be released by this Agreement. If any person who signed the original obligation does not sign this Agreement below, then all persons signing below acknowledge that this Agreement is given conditionally, based on the representation to Lender that the non-signing party consents to the changes and provisions of this Agreement or otherwise will not be released by it. This waiver applies not only to any initial extension, modification or release, but also to all subsequent actions.

PRIOR TO SIGNING THIS AGREEMENT, BORROWER READ AND UNDERSTOOD ALL THE PROVISIONS OF THIS AGREEMENT. BORROWER AGREES TO THE TERMS OF THE AGREEMENT.

BORROWER

U.S. AUTO PARTS NETWORK, INC.

By:	/s/ Mehran Nia
Name:	Mehran Nia
Title:	CEO